CleanSpark, Inc. Reports Quarterly Financial Results for the Quarter Ended March 31, 2021

CleanSpark Achieves Profitability

Three-month revenue increased 122% to $8.1 million from one year ago quarter

Six-month revenue increased 124% to $10.4 million from one year ago period

SALT LAKE CITY, UT, May 6, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company”), an advanced software and controls technology solutions company, focused on solving modern energy challenges, today reported results for the three and six months ended March 31, 2021.

The Company’s Quarterly Report on Form 10-Q and accompanying unaudited interim financial statements are available at www.sec.gov and the Company website at https://ir.cleanspark.com/sec-filings/.

As previously announced, the Company will be holding its second quarter 2021 live virtual earnings presentation and business update for investors and analysts on May 7, 2021 at 8 a.m. PST/11 a.m. EST.

To participate in our virtual meeting, please visit:  https://globalmeet.webcasts.com/starthere.jsp?ei=1408452&tp_key=56b26c1000

This URL can be used to access the live event or to watch the recorded version. A transcription of the event will be available on our website after the event.

Financial Highlights

Three months ended March 31, 2021

•	CleanSpark more than doubled its comparable quarterly revenues, with three-month revenues of $8.1 million, an increase of $4.4 million or 122% from $3.6 million for the same prior year period.

•	Net income for the three months ended March 31, 2021 was $7.4 million or $0.28 basic earnings per share and $0.22 fully-diluted earnings per share compared to a loss of $(5.8) million or $(1.13) basic and diluted earnings per share for the same prior year period, an improvement of $1.41 basic earnings per share and $1.35 fully-diluted earnings per share.

•	Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net income for the three months ended March 31, 2021 of $1.7 million or $0.06 basic earnings per share and $0.05 fully-diluted earnings per share, compared to a loss of $(1.3) million or $(0.26) basic and diluted earnings per share for the same prior year period, an improvement of $0.32 basic earnings per share and $0.31 fully-diluted earnings per share.

Six months ended March 31, 2021

•	CleanSpark more than doubled its comparable six-month revenues, with six-month revenues of $10.4 million, an increase of $5.7 million or 124% from $4.6 million for the same prior year period.

•	Net income for the six months ended March 31, 2021 was $0.2 million or $0.00 basic earnings per share and $0.00 fully-diluted earnings per share compared to a loss of $(7.7) million or $(1.56) basic and diluted earnings per share for the same prior year period, an improvement of $1.56 basic earnings per share and $1.56 fully-diluted earnings per share.

•	Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net income for the six months ended March 31, 2021 of $1.0 million or $0.04 basic earnings per share and $0.03 fully-diluted earnings per share, compared to a loss of $(2.95) million or $(0.60) basic and diluted earnings per share for the same prior year period, an improvement of $0.64 basic earnings per share and $0.63 fully-diluted earnings per share.

Bitcoin Mining Production

•	In the quarter ended March 31, 2021, the Company produced more than 144 Bitcoins, and has produced an aggregate of 241 Bitcoins since acquiring its mining operations on December 10, 2021 through May 4, 2021.

Balance Sheet Highlights as of March 31, 2021

Assets:

•	Cash: $157.2 Million
•	Digital Currency: $5.7 Million, or 115.2 Bitcoin
•	Total Current assets: $178.5 Million
•	Total Assets: $292.6 Million

Liabilities and Stockholders’ equity:

•	Current Liabilities: $7.3 Million
•	Total Liabilities: $8.9 Million
•	Total Stockholders’ Equity: $283.7 Million

Working capital

We had working capital of $171.1 million as of March 31, 2021 compared to $2.9 million as of September 30, 2020, an increase of $168.2 million.

Operational Highlights - Quarter ended March 31, 2021

•	In March 2021, the Company closed an underwritten public offering and received gross proceeds of $200 million, before deducting underwriting expenses and fees. This has been a catalyst to create significant growth. We have focused a large portion of the capital to expand our Bitcoin mining operations along with supporting our expanded sales and marketing initiatives for our Energy business.

•	Our project to add 30MW of additional power to support additional CleanSpark Bitcoin mining operations is ongoing. Upon completion of the project, this will bring the total power available for mining and data centers for CleanSpark subsidiaries from 20MW to 50MW. The capacity increase is underway and is expected to be complete by summer 2021. In addition to the 30 MW of additional power to be delivered by the local utility, CleanSpark expects to subsequently add renewable energy generating assets and energy storage to the site, which will be operated by the Company's patented mPulse controls.

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•	We have seen rapid growth in our Electric Vehicle (EV) charging initiative, and we now have 11 Companies that are using our OpenADR software solutions to aid in load management for EV charging stations and balancing the impact the increased power demand has on the traditional grid.

•	We implemented new sales and marketing initiatives resulting in increased sales and contracted backlog. Contracted backlog consists of executed and binding contracts that will result in future delivery of products and services. As of March 31, 2021, our contracted backlog was $21.6 million. This backlog has continued to grow as we further expand our sales efforts and as of May 6, 2021, our contracted backlog was $24.5 million.

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or by visiting the Company’s website.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software, controls, and technology solutions to solve modern energy challenges. CleanSpark has a suite of software solutions that provides end-to-end microgrid energy modeling, energy market communications, and energy management solutions. CleanSpark's offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.

The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facility outside of Atlanta, Georgia.

For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations .

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The Company defines adjusted EBITDA as income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, impairment of long-lived assets, financing costs, stock-based compensation expense, other non-cash expenses, and expenses related to discontinued operations.

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Adjusted EBITDA and Adjusted EPS is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, CleanSpark management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as providing the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

The Company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The Company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. CleanSpark management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income/(Loss) attributable to shareholders (US GAAP)	$7,222,535	$(5,815,098)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	2,147,834	674,587
Stock based compensation	849,015	273,931
Interest, financing charges, non-cash amortization of debt discounts	28,382	1,891,283
Unrealized (gain)/loss on equity security	(343,000)	210,000
Unrealized (gain)/loss on equity security	(8,400,629)	1,441,763
Non-cash amortization of right of use assets	154,596	10,995
Total:	$(5,563,803)	$4,502,559

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$1,658,732	$(1,312,539)

Weighted average common shares outstanding - basic	25,925,259	5,135,802
Loss per common share - basic	$0.06	$(0.26)
Weighted average common shares outstanding - diluted	32,678,863	5,135,802
Loss per common share - diluted	$0.05	$(0.26)

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	Six Months Ended
	March 31, 2021	March 31, 2020
Net Income/(Loss) attributable to shareholders (US GAAP)	$55,005	$(7,731,352)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	3,226,263	1,381,069
Stock based compensation	5,199,658	910,200
Interest, financing charges, non-cash amortization of debt discounts	29,721	3,451,598
Unrealized (gain)/loss on equity security	(269,500)	(158,868)
Unrealized (gain)/loss on equity security	(7,380,135)	(824,891)
Non-cash amortization of right of use assets	166,460	21,726
Total:	$972,466	$4,780,834

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$1,027,471	$(2,950,518)

Weighted average common shares outstanding - basic	25,925,259	5,135,802
Loss per common share - basic	$0.04	$(0.60)
Weighted average common shares outstanding - diluted	32,678,863	5,135,802
Loss per common share - diluted	$0.03	$(0.60)

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, deployment of miners, the growth of the facility and other statements regarding the expectations, beliefs, plans, intentions, and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: delays in equipment and battery energy storage systems availability and delivery, the successful deployment of energy solutions for residential and commercial applications, the fitness of the Company's energy hardware, software and other solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for the Company's software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's  Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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